Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated March 15, 2021, with respect to the consolidated financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort and Spa included in this Form 8-K of Bally’s Corporation.

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 16, 2021